                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported):  November 23, 1994



                         REGIONS FINANCIAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



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
   Delaware                           0-6159                   63-0589368

- ---------------                    ------------           ------------------
(State or other                    (Commission               (IRS Employer
jurisdiction of                    File Number)            Identification No.)
 incorporation)
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                             417 North 20th Street
                           Birmingham, Alabama  35203
         -------------------------------------------------------------
         (Address, including zip code, of principal executive offices)

                                 (205) 326-7100
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5.      OTHER EVENTS.

     In connection with its program of acquiring financial institutions in existing or adjacent markets, Regions Financial Corporation ("Regions") is filing this Current Report on Form 8-K (the "Current Report") with respect to certain aspects of its consummated and pending acquisitions for the 1994 fiscal year.

     During the first nine months of 1994, Regions has consummated the acquisitions of (i) Guaranty Bank and Trust Company ("Guaranty"), located in Baton Rouge, Louisiana, (ii) First Bank of Fayette ("First Fayette"), located in Fayette, Alabama, (iii) Bank of New Roads, located in New Roads, Louisiana, and (iv) First Rome Bank, located in Rome, Georgia, contributing an aggregate of approximately $527 million in assets, $291 million in loans, and $470 million in deposits to Regions' consolidated balance sheet. Also during the same period, Regions consummated certain transactions with the Resolution Trust Corporation (the "RTC") as a result of which Regions Bank of Florida, Regions' banking subsidiary in Florida, acquired four branch offices in Panama City, Florida, First Alabama Bank, Regions' banking subsidiary in Alabama, acquired a branch office in each of Atmore and Brewton, Alabama, Secor Bank, Federal Savings Bank, a savings bank subsidiary of Regions in Louisiana, acquired a branch office in Houma, Louisiana, and Guaranty acquired two branch offices in Baton Rouge, Louisiana, with combined deposits in the nine offices of approximately $90 million.

     Since September 30, 1994, Regions has completed the acquisition of First American Bank and Trust of Louisiana ("First American"), located in Monroe, Louisiana (the "First American Acquisition"), which added approximately $307 million in assets to Regions' consolidated balance sheet, and which resulted in the issuance of approximately 1,784,000 shares of Regions Common Stock having an approximate value of $55 million, computed as of the date of consummation of the First American Acquisition. Regions has accounted for the First American Acquisition as a purchase.

     In addition, as of the date of this Current Report, Regions has pending three additional acquisitions (the "Pending Acquisitions") in Georgia, Louisiana, and Alabama, certain aspects of which transactions are set forth in the following table.

                              PENDING ACQUISITIONS



                                                                   CONSIDERATION
                                                                 -----------------
                                                     APPROXIMATE                               ANTICIPATED
                                            --------------------------                         ACCOUNTING
              INSTITUTION                   ASSET SIZE           VALUE(1)    TYPE              TREATMENT
    ---------------------------------       ----------           -----       ----              ------------
                                                    (In millions)
    Fidelity Federal Savings Bank
    located in Dalton, Georgia  (2) ........  $287              $ 32         Regions Common    Pooling of
                                                                             Stock             Interests

    First Commercial Bancshares, Inc.
    and its subsidiary, First National
    Bank of St. Bernard Parish, located
    in Chalmette, Louisiana (3)......          114                20         Regions Common    Purchase
                                                                             Stock and
                                                                             Cash

    Union Bank & Trust Company, located
    in Montgomery, Alabama(4) ..............   419                65         Regions Common    Purchase
                                              ----              ----         Stock


    Totals..................................  $820              $117
                                              ====              ====
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(1)    Calculated as of the date of announcement of such transactions.

(2) At the effective time of the merger of an interim subsidiary of Regions into Fidelity Federal Savings Bank ("Fidelity") (the "Fidelity Effective
Time"), each share of Fidelity common stock issued and outstanding at the Fidelity Effective Time, with certain exceptions, will be converted into 0.449 of a share of Regions Common Stock, subject to possible adjustment in the event the average of the closing prices of Regions common stock over a specified period is less than $32.32 (the "Fidelity Exchange Ratio"), and each share of Fidelity preferred stock issued and outstanding at the Fidelity Effective Time, with certain exceptions, will be converted into that number of shares of Regions Common Stock obtained by multiplying the Fidelity Exchange Ratio by the number of shares of Fidelity common stock into which such share of preferred stock is convertible at the Fidelity Effective Time.

(3) At the effective time of the merger of First Commercial Bancshares, Inc. ("First Commercial") into Regions (the "First Commercial Effective Time"), each share of First Commercial common stock issued and outstanding at the First Commercial Effective Time, with certain exceptions, will be converted, at the option of the holder, into either (a) 2.626 shares of Regions Common Stock, subject to possible adjustment, or (b) a combination of 1.444 shares of Regions Common Stock, subject to possible adjustment, and $40.77 in cash.

(4) At the effective time of the merger of Union Bank & Trust Company ("Union") with Regions (the "Union Effective Time"), each share of Union common stock issued and outstanding at the Union Effective Time will be converted into
(a) that fraction of a share of Regions Common Stock equal to the quotient obtained by dividing (x) $16.02 by (y) the Average Closing Price (defined generally as the average of the daily closing sales prices of Regions Common Stock on the Nasdaq National Market for the ten consecutive full trading days ending at the close of trading on the fifth trading day preceding the Union Effective Time) and (b) the right to receive on a deferred basis and in accordance with the terms of an escrow trust agreement that additional fraction of a share of Regions Common Stock equal to the quotient obtained by dividing
(x) $0.51 by (y) the Average Closing Price.

      If the First American Acquisition and all of the Pending Acquisitions had been consummated on September 30, 1994, based on September 30, 1994 pro forma financial information, Regions' total consolidated assets would have increased by approximately $1.1 billion to approximately $12.8 billion; its total consolidated deposits would have increased by approximately $946 million to approximately $10.2 billion; and its total consolidated stockholders' equity would have increased by approximately $77 million to approximately $978 million.

      Consummation of the Pending Acquisitions is subject to the approval of certain regulatory agencies and of the stockholders of the institutions to be acquired and to the effectiveness of the registration statements filed or to be filed with the Securities and Exchange Commission. Moreover, the closing of each transaction is subject to various contractual conditions precedent. No assurance can be given that the conditions precedent to consummating the Pending Acquisitions will be satisfied in a manner that will result in the consummation of all of the Pending Acquisitions.

      In connection with the acquisitions of First American and Union, Regions has announced that it may purchase, in the open market, an equivalent number of some or all of the shares of Regions Common Stock to be issued in such transactions. As a result of the First American and Union transactions, Regions anticipates that it may purchase in the open market as much as approximately $126 million of Regions Common Stock. The timing and amount of such possible purchases will be determined based on Regions Common Stock price, capital needs, and other factors. As of November 22, 1994, Regions had purchased approximately $80.5 million of Regions Common Stock pursuant to this repurchase program.

      As part of its ongoing business strategy, Regions continually evaluates business combination opportunities and frequently conducts due diligence activities in connection with possible business combinations. As a result, business combination discussions and, in some cases, negotiations frequently take place, and future business combinations involving cash, debt, or equity securities can be expected. Any future business combination or series of business combinations that Regions might undertake may be material, in terms of assets acquired or liabilities assumed, to Regions' financial condition. Recent business combinations in the banking industry typically have involved the payment of a premium over book and market values. This practice could result in dilution of book value and net income per share for the acquirer.

      Included as an exhibit to this Current Report, and incorporated herein by reference, is certain unaudited pro forma financial information of Regions as of September 30, 1994, prepared in accordance with Regulation S-X, giving effect to the above-discussed acquisitions.

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS.

             (c)  Exhibits

             99 Unaudited Pro Forma Financial Information of Regions Financial Corporation.

                                   SIGNATURES


             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         REGIONS FINANCIAL CORPORATION
                                  (Registrant)



                           By:  /s/ ROBERT P. HOUSTON
                                ---------------------
                           Title:  Executive Vice President and Comptroller
                                   ----------------------------------------
Date:  November 23, 1994

                                 EXHIBIT INDEX

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
                                                                 SEQUENTIAL
  EXHIBIT                      DESCRIPTION                          PAGE NO.
  -------                      -----------                       ----------
  99              Unaudited Pro Forma Financial Information
                   of Regions Financial Corporation ..............

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